UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2005 (May 6, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into a contract to purchase the property located at 2411 W. Olive Avenue in Burbank, California (the “Buena Vista Plaza”) from Ryanco Partners Ltd. No. X (the “Seller”), an unaffiliated third party, effective upon the Seller’s execution thereof on May 6, 2005. The Buena Vista Plaza is a seven-story office building, with a four-level underground parking garage, containing approximately 115,130 rentable square feet located on approximately 1.26 acres of land. The contract purchase price for the Buena Vista Plaza is $32,950,000, excluding closing costs. In exchange for the Buena Vista Plaza, the Seller may elect to receive cash and/or units of limited partnership interest in our operating partnership in an aggregate amount equal to the net purchase price. It was agreed that any units of limited partnership interest issued in connection with this transaction would be valued at $8.90 per unit. Our board of directors has determined that $8.90 per unit is not less than the fair market value thereof (based upon each unit being convertible on a one-for-one basis into shares of our common stock and in light of the current public offering price of one share of such common stock less commissions, broker/dealer fees and organizational and offering expenses payable applicable to such offering).

In connection with the transaction, we paid the Seller an earnest money deposit of $3,000,000 on May 10, 2005 and an additional earnest money deposit of $3,000,000 is required to be paid by May 27, 2005.

The consummation of the purchase of the Buena Vista Plaza is subject to substantial conditions. Our decision to consummate the acquisition of the Buena Vista Plaza will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of the Buena Vista Plaza. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating the Buena Vista Plaza as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that the overall rental rate at the Buena Vista Plaza is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The Buena Vista Plaza will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership considered any other factors materially relevant to the decision to acquire this property.

A condition to the closing of the acquisition of the Buena Vista Plaza is that we execute and deliver an Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP (the “Partnership Agreement”). Our board of directors has approved and we intend to execute such agreement in substantially the form agreed with the Seller whether or not we consummate the acquisition of the Buena Vista Plaza; except that if we do not consummate this transaction, we will eliminate any provisions specific to Buena Vista Plaza. The Seller (or its designees) will be required to execute such agreement upon its receipt of units in our operating partnership.

The principal changes we intend to make to the existing agreement of limited partnership of our operating partnership are:

•
a provision for the automatic adjustment (without any required amendment to the agreement of limited partnership) to the number of outstanding operating partnership units upon the issuance of shares by us or the redemption of our shares or operating partnership units;

•
a covenant by us to not hold any property other than directly or indirectly through the operating partnership, unless limited partners holding more than 50% of the operating partnership units held by all partners other than us and our affiliates consent to the ownership of a property through an entity not owned directly or indirectly through the operating partnership;

•
a provision for the method by which we will allocate the built-in-gain attributable to the Buena Vista Plaza (i.e., the difference between the fair market value of the property and its tax basis on the date of the closing of the acquisition of the property);

•
a provision enabling us to amend the Partnership Agreement or to allocate operating partnership income in order for the operating partnership to avoid the characterization of operating partnership income allocable to tax-exempt partners as “unrelated business taxable income,” within the meaning of the Internal Revenue Code of 1986, as amended;

•
an acknowledgement by the partners that we, in our capacity as the general partner of our operating partnership, are not obligated to take into account the tax consequences to any other partner in connection with any action taken by us; and

•
a covenant by us to not prevent the issuance of our shares to a partner upon such partner’s exercise of the exchange right by reason that the issuance of such shares will be integrated with another distribution or issuance of our shares under the Securities Act of 1933, as amended, if such partner provides an opinion of counsel that is reasonably satisfactory to us that the issuance of our shares to such partner will not be integrated with another distribution or issuance by us of our shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase/Contribution Agreement by and between Ryanco Partners Ltd. No. X and Behringer Harvard Operating Partnership I LP.

99.2	Form of Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 12, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer